Exclusive Sales Agreement

This agreement dated November 05, 2006 is made by and between AFV Solutions USA, a USA corporation, hereinafter referred to as “AFVS and Guangzhou Baolong Group Automotive Manufacturing Corporation, hereinafter referred to as “BAOLONG”, privately owned corporation in the The Peoples Republic of China, represented in this matter by Mr. Yang Long Jiang, Director.

Recitals:

Whereas, BAOLONG manufacturers and owns the exclusive sales rights to various models of buses and vans, hybrid buses and vans, CNG Buses and vans and LPG Buses and vans, pure electric buses and vans, garbage truck and other relating vehicles and products.

Whereas, AFVS is a company that sells various models of vehicles internationally specializing in the alternative fuel industry and is desirous of entering into an exclusive licensing and sales agreement with BAOLONG, which will allow AFVS the exclusive rights to market and distributes BAOLONGS products.

Now therefore, in consideration of the above and for other good and valuable consideration the parties hereby agree to the following:

(a)	General Operating Terms – AFVS will represent the products and services of BAOLONG as herein described in an effort to find establish, broker, refer and source customers for BAOLONG products.
(b)

BAOLONG will help AFVS package and structure all documents necessary to aid in determining the viability of any potential project and to comply with all requirements needed to sell the products in the countries of the Territory.

(c)	AFVS will be available by phone for any communications necessary between the project managers or BAOLONG personnel as needed to help in the facilitation of the project.
(d)	AFVS will act as both the “”Buyer” of BAOLONG products from BAOLONG and the “seller” of such products to third parties.

2.	Territory – BAOLONG grants AFVS World-wide Exclusive Marketing and Sales (except China market will be shared) for the term of this agreement.

3.

Term of agreement - This agreement will begin on the date of the signing and remain in force for five (5) years. The agreement can be renewed for two (2) additional five (5) year terms, unless AFVS is in material default at the time of renewal or has sold not less than 1000 BAOLONG buses and 2000 MPV in the first year.

4.

Independent Contractor – AFVS will act as an independent contractor in the performance of its duties under this contract. Accordingly, AFVS shall be responsible for payment of all taxes including Federal, State and local taxes arising out of AFVS’s activities in accordance with this contract, including by way of illustration, but not limitation.  Federal and State income tax, Social Security tax, Unemployment insurance taxes, and any other taxes or business license fee as required.

5.

Employment of Others BAOLONG and AFVS may from time to time request to arrange the services of others in the performance of their duties.  Any costs relating to such third parties will be paid by the contracting party.

6.

Indemnification – Each party shall indemnify, defend and hold the other Party (and all officers, directors, employees, agents and affiliates thereof) harmless from and against any and all claims, demands, actions, losses, damages, assessments, charges, liabilities, costs and expenses (including without limitation, interest, penalties, attorney’s fees and disbursements) which may at any time be suffered or incurred by , or be asserted against any and all of them, directly or indirectly, on account of or in connection with:

A.	the other party’s default under any provision herein, breach of any warranty or representation herein, or failure in any way to perform any obligation hereunder: or
B.

bodily injury or damage to property (including death) to any person (including without limitation, any employee of either party and any third person), and any damage to or loss of use of any property, arising out of or in any way relating to the Company Offerings or pursuant, directly or indirectly, to this Agreement.

C.

Each Party shall hold the other party harmless and indemnify each other from and against any claim, cause of action, judgment, liability or expense relating to or arising out of the acts or omissions of the other Party’s employees, contractors and agents.

7.

Liability – In no event shall either Party be liable for special, indirect, incidental or consequential damages, including loss of profits, arising from the relationship or the conduct of business contemplated herein.

8.

Confidentiality – both parties shall maintain in strict confidence, Protect and safeguard any Confidential Information learned during the term of the Licensing agreement.  Neither party shall directly, (i) disclose, reveal or make available to any third party any such Confidential information, (ii) assist or enable any third party to access or use any such Confidential Information, or (iii) use or exploit any such Confidential Information to his or any other Person’s enrichment or pecuniary advantage or to derive any economic gain whatsoever or for any other purpose whatsoever.

9.

Force Majeure – Neither party shall be deemed to be in default of this Agreement if such party is prevented from performing any obligation hereunder for any reason beyond its control, including but not limited to, Acts of God, was civil commotion, riot, explosion, fire, flood, or casualty, labor difficulties ( such as strike, lockout, work stoppage, etc,)  delays or shortages of or inability to obtain labor, materials equipment or transportation, governmental regulations, restrictions, laws of orders, unusually severe weather, loss of powers, interruption of carrier services, internet service

provider failures, communications line failures, utility curtailment, cable cut, vandalism or other similar occurrence,   In any such case, the parties agree to negotiate in good faith with the goal of preserving this Agreement and the respective rights and obligations of the parties hereunder, to the extent reasonably practicable.

10.	Notices – All notices under this agreement will be delivered to the respective parties are the following locations:

GUANGZHOU, BAOLONG GROUP AUTOMOTIVE MANUFACTURING CORPORATION

Address:	1. Baolong Road, Xin Tang
City:	Guangzhou, China
Phone:	+86-20-82600888
Fax:	+86-20-82709878

AFV Solutions Incorporated

Address:	240 E. Coury Avenue, Suite 124
City:	Mesa, AZ 85210
Phone:	480-545-2740
Fax:	480-545-275

11.

Entire Agreement Amendment – This Agreement constitutes the entire understanding between the parties, and supersedes any and all other agreements, either oral or in writing, between the parties, with respect to the subject matter of this Agreement. This Agreement may only be changed or amended in writing signed by AFVS and BAOLONG. No amendment, supplement or termination of this Agreement shall affect or impair any rights or obligations that had previously matured under this Agreement.

12.

Severability - If any provision of this Agreement shall be held by a court of competent jurisdiction to the contrary to law, that provision will be enforced to the maximum extent permissible, and the remaining provisions of this Agreement will remain in full force and effect, unless to do so would result in either party not receiving the benefit of its bargain.

13.

Waiver - The waiver of the term, condition or breach of this Agreement shall not constitute or be construed as a waiver of any other term, condition or breach of this Agreement and a waiver in any one instance or circumstance shall not constitute a waiver in any other instance or circumstance.

14.	Binding Agreement – Each of the parties represents and warrants that all necessary action has been take to authorize such party’s execution delivery and performance of this Agreement and that this Agreement is the valid and binding obligation of such party, enforceable in accordance with its terms.

15.

Cumulative Rights and Remedies – the rights and remedies of the parties under this Agreement (including, without limitation, the right to terminate this Agreement and the right to indemnification and the limitations on liability) shall be cumulative with and in addition to, not exclusive or in replacement of, any other rights or remedies that may be available under any other agreement between the parties, at law or in equity.

16.	Any addendum’s or Exhibits to this Agreement must be executed by both parties and will then act as additional pages of this original agreement.

In Witness Whereof, the parties have executed this Agreement as of the date signed above:

GUANGZHOU BAOLONG GROUP AUTOMOTIVE MANUFACTURING CORPORATION

/s/Yang Long Jiang

By: Yang Long Jiang

Title: Director

AFV Solutions USA

/s/Nelson Barba	/s/Richard Steele
By: Nelson Barba	Richard Steele
Title: Vice President	President